EXHIBIT 10.21

FORM OF RESTRICTED STOCK AGREEMENT

                This Restricted Stock Agreement (the “Agreement”) memorializes the grant by the Board of Directors to Daniel H. Movens, effective _________, of restricted common stock (“Restricted Stock”) of Caraco Pharmaceutical Laboratories, Ltd. (the “Company”). The grant was made under the Company’s 1999 Equity Participation Plan (the “Plan”) and is pursuant to that certain Employment Agreement dated as of May 2, 2005 between the Company and Mr. Movens (the “Employment Agreement”). The terms of the grant are as follows:

1.	Grant of Restricted Stock. Set forth below is the name of the Grantee and the number of shares of Restricted Stock granted:

Grantee	Number of Restricted Shares

Daniel H. Movens	_________

2.	Vesting.

(a)
Except as otherwise provided in Paragraph 2(b) below, the Restricted Stock granted under this agreement shall vest in accordance with the following schedule, if as of each such date the Grantee is still employed with the Company:

Date	Portion (and Amount) of Restricted Stock Which Vests

_-__-__	33 1/3%
_-__-__	33 1/3%
_-__-__	33 1/3%

Except for the vesting restriction which lapses as set forth above, there are no other restrictions imposed by the Company on the Restricted Stock.

(b)
The Restricted Stock shall also vest (i.e., the vesting restrictions shall lapse) at such times and upon the occurrence of such events as are set forth in the Employment Agreement (but shall not automatically vest upon a Change in Control as set forth in Section 8.3(e) of the Plan).

3.
Issuance of Shares.  The Restricted Stock shall be issued in three certificates of ______ shares each in the name of Grantee. The certificates shall be held by the Director-Human Resources, together with three assignments separate from certificate signed in blank by Grantee, each with respect to ______ shares.

However, as Restricted Stock vests, the certificate(s) representing the vested shares (together with an applicable assignment separate from certificate) shall be immediately delivered to Grantee.

4.
Rights of Shareholder.  Prior to delivery of shares of Restricted Stock to Grantee at the time they vest as set forth in Section 3 above, Grantee shall have voting rights and shall be entitled to receive dividends and other distributions. Dividends on other distributions paid in any form other than cash, however, shall be subject to the same vesting requirements as set forth in Section 2 above (e.g., if a stock dividend of one share for every 100 shares is declared, Grantee would be entitled to ___ additional shares with vesting on each of __-__-__, _-__-__ and _-__-__. Such additional shares would be held in the same manner as provided in Section 3 above, together with applicable assignments separate from certificate.

5.	Transferability of the Restricted Stock.

(a)	The Grantee shall not sell, transfer, assign, pledge or otherwise dispose of (a “Transfer”) the Restricted Stock or any interest in the Restricted Stock prior to the time it vests.

(b)
At the time Restricted Stock vests, unless such Restricted Stock is registered under the Securities Act, no holder thereof may Transfer any such shares without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities law is required in connection with such Transfer. The Restricted Stock is currently registered on Form S-8 under the Securities Act.

(c)	The Company may assign its rights and delegate its duties under this Agreement.

6.
Conformity with Plan. The Restricted Stock is intended to conform in all material respects with, and is subject to, the applicable provisions of the Plan and the Employment Agreement. The provisions of the Plan, the Employment Agreement and the Agreement are to be read in a broad and flexible manner to the maximum extent possible so that their applicable provisions are deemed consistent with each other. If any provisions are clearly inconsistent, the terms of the Plan shall control. However, where the Plan includes language to the effect, for example, that the Plan provides for the following unless the Restricted Stock Agreement provides otherwise, the terms of the Agreement shall control. The Company also agrees not to take any adverse action under Section 8.3(c) of the Plan and not to exercise its rights under Section 8.7 (entitled “Forfeiture Provisions”) of the Plan.

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7.
Employment.  This Agreement shall not confer upon Grantee any right with respect to continuance of employment by the Company, and notwithstanding any contrary oral representation or promises made to the Grantee prior to or after the date hereof, the Grantee and the Company acknowledge that such Grantee’s employment with the Company is and will continue to be subject to the terms of the Employment Agreement. Grantee agrees to render faithful and efficient service to the Company

8.	Certificate Legend

The certificates representing shares of Restricted Stock held by the Director-Human Resources of the Company pursuant to Section 2 above shall bear an “affiliate” legend and the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in that certain Restricted Stock Agreement.”

9.
Withholding and Taxes.  The Company shall have the right to withhold from Grantee’s compensation or require Grantee to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the vesting of Restricted Stock.

10.	Further Actions. The Parties agree to execute such further instruments and to take such further actions as may reasonably be required to carry out the intent of this Agreement.

11.
Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

12.
Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, and all such counterparts taken together will constitute one and the same Agreement.

13.
Notices. Any notices to be given under this Agreement shall be in writing and shall be (a) delivered in person, (b) mailed by certified mail or registered mail, return receipt requested, postage prepaid, or (c) delivered by a nationally recognized overnight courier, U.S. Post Office Express Mail, or similar overnight courier, and addressed as follow:

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Grantor’s Address

Caraco Pharmaceutical Laboratories, Ltd.
1150 Elijah McCoy Drive
Detroit, Michigan 48202
Attention: CEO, President, COO, CFO or Secretary

Grantee’s Address

Daniel H. Movens
_______________
_______________

The time of giving of any notice shall be the time of delivery in person, the time of delivery by the applicable overnight courier or with respect to registered or certified mail, the time of receipt thereof by the addressee or any agent of the addressee, except that in the event the addressee or such agent of the addressee shall refuse to receive any notice given by registered mail or certified mail as above provided or there shall be no person available at the time of the delivery thereof to receive such notice, the time of the giving of such notice shall be the time of such refusal or the time of such delivery, as the case may be. Any party hereto may, giving five (5) days written notice to the other party hereto, designate any other address in substitution of the foregoing address to which notice shall be given.

14.
Successors And Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Grantee’s heirs, executors, administrators, successors and permitted assigns.

15.	Governing Law. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Michigan without regard to conflicts of laws thereof.
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                Please sign as Grantee in the space provided below and return the Agreement to Tammy Bitterman, Director-Human Resources, to confirm your understanding and acceptance of the agreements contained in this letter.

Very truly yours,

CARACO PHARMACEUTICAL
LABORATORIES, LTD.

By:	_________________________
Tammy Bitterman
Director-Human Resources

THE UNDERSIGNED hereby acknowledges having read this Agreement and hereby agrees to be bound by all provisions set forth herein.

GRANTEE:

_________________________
Daniel H. Movens
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